Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

December 3, 2008

To the Board of Directors of
Geocom Resources Inc.
Bellingham, Washington

To Whom It May Concern:

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-111251) of Geocom Resources Inc. of our report dated November 29, 2008, relating to the financial statements of Geocom Resources Inc. which appears in this Annual Report on Form 10-KSB.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC